UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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First Cash Financial Services, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To Our Stockholders:

We cordially invite you to attend the Annual Meeting of Stockholders of First Cash Financial Services, Inc., which will be held on Thursday, June 19, 2008, at 10:00 a.m. CDT at our corporate offices located at 690 East Lamar Boulevard, Suite 400, Arlington, Texas, 76011. At this meeting you will be asked to act upon the proposals as contained herein.

Your Board of Directors recommends that you vote in favor of each of these proposals. You should read with care the attached Proxy Statement, which contains detailed information about these proposals.

Your vote is important, and accordingly, we urge you to complete, sign, date and return your Proxy card promptly in the enclosed postage-paid envelope. The fact that you have returned your Proxy in advance will in no way affect your right to vote in person should you attend the meeting. However, by signing and returning the Proxy, you have assured representation of your shares.

We hope that you will be able to join us on June 19.

Very truly yours,

/s/ Rick L. Wessel
Rick L. Wessel
Vice Chairman of the Board,
Chief Executive Officer and President

First Cash Financial Services, Inc.
690 East Lamar Boulevard, Suite 400
Arlington, Texas 76011

_______________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 19, 2008

_______________

Notice is hereby given that the Annual Meeting of Stockholders of First Cash Financial Services, Inc. (the "Company") will be held at the Company's corporate offices located at 690 East Lamar Boulevard, Suite 400, Arlington, Texas 76011 at 10:00 a.m. CDT on Thursday, June 19, 2008, for the following purposes:
1.	To elect Mr. Phillip E. Powell as director of the Company;

2.	To ratify the selection of Hein & Associates LLP as independent auditors of the Company for the year ending December 31, 2008; and

3.	To transact such other business as may properly come before the meeting.

Common stockholders of record at the close of business on April 25, 2008 will be entitled to notice of and to vote at the meeting.
By Order of the Board of Directors,

/s/ R. Douglas Orr
Arlington, Texas	R. Douglas Orr
May 12, 2008	Executive Vice President,
Chief Financial Officer, Secretary
and Treasurer

First Cash Financial Services, Inc.
690 East Lamar Boulevard, Suite 400
Arlington, Texas 76011
_______________

PROXY STATEMENT
Annual Meeting of Stockholders
_______________

This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of First Cash Financial Services, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Company's corporate offices located at 690 East Lamar Boulevard, Suite 400, Arlington, Texas 76011 at 10:00 a.m. CDT, on Thursday, June 19, 2008, and at any adjournments thereof for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about May 12, 2008.

The close of business on April 25, 2008 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of the record date, there were 29,229,335 shares of the Company's common stock, par value $.01 per share ("Common Stock"), issued and outstanding. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purposes of determining the presence of a quorum. Each share of Common Stock is entitled to one vote on all questions requiring a stockholder vote at the Annual Meeting. A plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the approval of Item 1 as set forth in the accompanying Notice. Stockholders may not cumulate their votes in the election of directors. Abstentions and broker non-votes will not be counted as having been voted on Item 1 and will have no effect on the vote. The affirmative vote of a majority of the shares of Common Stock present or represented by proxy and represented at the Annual Meeting is required for the approval of Item 2. Broker non-votes will not be counted as having been voted on Item 2 and will have no effect on the vote while abstentions will have the same effect as votes against Item 2.

All shares represented by properly executed proxies, unless such proxies previously have been revoked, will be voted at the Annual Meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted to: (i) ELECT ONE DIRECTOR; (ii) RATIFY THE SELECTION OF HEIN & ASSOCIATES LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2008; AND (iii) TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy (a) by the execution and submission of a revised proxy, (b) by written notice to the Secretary of the Company or (c) by voting in person at the Annual Meeting.

ANNUAL REPORT

The Annual Report to Stockholders, covering the Company's fiscal year ended December 31, 2007 including audited financial statements, is enclosed herewith. The Annual Report to Stockholders does not form any part of the material for solicitation of proxies.

The Company will provide, without charge, a copy of its Annual Report on Form 10-K upon written request to Rick L. Wessel, the Chief Executive Officer and President at 690 East Lamar Boulevard, Suite 400, Arlington, Texas 76011. The Company will provide exhibits to its Annual Report on Form 10-K, upon payment of the reasonable expenses incurred by the Company in furnishing such exhibits.

ITEM 1

TO ELECT ONE DIRECTOR

The Bylaws of the Company provide that the Board of Directors will determine the number of directors, but shall consist of at least one director and no more than 15 directors. The stockholders of the Company elect the directors. At each annual meeting of stockholders of the Company, successors of the class of directors whose term expires at the annual meeting will be elected for a three-year term. Any director elected to fill a vacancy or newly created directorship resulting from an increase in the authorized number of directors shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director. Any vacancy on the Board of Directors howsoever resulting may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. The stockholders will elect one director for the coming year; the nominee presently serves as a director of the Company and will be appointed for a term of three years.

Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the nominee listed herein. Although the Board of Directors does not contemplate that the nominee will be unable to serve, if such a situation arises prior to the Annual Meeting, the person named in the enclosed proxy will vote for the election of such other person as may be nominated by the Board of Directors.

The Board of Directors of the Company consists of five directors divided into three classes. At each annual meeting of stockholders, one class is elected to hold office for a term of three years. Directors serving until the earlier of (i) resignation or (ii) expiration of their terms at the annual meeting of stockholders in the years indicated are as follows: 2008 - Mr. Phillip E. Powell; 2009 - Messrs. Rick L. Wessel and Richard T. Burke; and 2010 - Ms. Tara U. MacMahon and Mr. R. Neil Irwin. All officers serve at the discretion of the Board of Directors. No family relationships exist between any director and any executive officer, except that Mr. John C. Powell, senior vice president of information technology, is the brother of Mr. Phillip E. Powell, the chairman of the Board of Directors of the Company. The director standing for election at the Annual Meeting of Stockholders is as follows:

Phillip E. Powell, age 57, has served as a director of the Company since March 1990. He has served as a consultant to the Company since December 2005, as president from March 1990 until May 1992, and as chief executive officer from May 1992 until December 2004. Mr. Powell has been engaged in the financial services industry for over 30 years.

Directors Not Standing For Election

Rick L. Wessel, age 49, has served as chief executive officer since November 2006, as president since May 1998, as a director since November 1992, as secretary and treasurer of the Company from May 1992 to November 2006 and as chief financial officer from May 1992 to December 2002. Prior to February 1992, Price Waterhouse LLP employed Mr. Wessel for approximately nine years.

Richard T. Burke, age 64, has served as a director of the Company since December 1993. Mr. Burke is the founder and, until February 1988, was the chief executive officer of UnitedHealth Group, a leading company in the managed health care industry. Mr. Burke remains a director of UnitedHealth Group and currently serves as Chairman of the Board. From 1995 until February 2001, Mr. Burke was the owner and chief executive officer of the Phoenix Coyotes, a professional sports franchise of the National Hockey League. Mr. Burke is also a director of Meritage Homes Corporation.

Tara U. MacMahon, age 50, has served as a director of the Company since June 2001. Ms. MacMahon is the founder and has served as managing general partner of Tara Capital Management LP, an investment management and advisory firm for ten years. Ms. MacMahon has 24 years experience in the financial services industry.

R. Neil Irwin, age 66, has served as a director since April 2007. Mr. Irwin has been a partner at the international law firm of Bryan Cave since 2000, where he represents both private and public companies in a variety of activities ranging from the purchase and sale of assets and businesses to managing litigation simultaneously in multiple jurisdictions. For over 35 years Mr. Irwin has practiced law in the business area with special emphasis on transactional matters for many private and public companies.

Board of Directors, Committees and Meetings

The Board of Directors held fourteen meetings during the year ended December 31, 2007. Each director attended, either telephonically or in person, 100% of the Board of Directors meetings during the year ended December 31, 2007. Members of the Board of Directors are encouraged to attend the Company's annual meeting; however, attendance is not mandatory.  Mr. Phillip E. Powell and Mr. Wessel attended last year's annual meeting.

Through March 2007, the Audit, Compensation, and Nominating and Corporate Governance Committees each consisted of Richard T. Burke, Joe R. Love and Tara U. MacMahon. In April 2007, Mr. Joe R. Love passed away after a brief illness. In April 2007, the Board of Directors appointed Mr. R. Neil Irwin as a director to fill Mr. Love's vacancy. Mr. Irwin was also appointed as a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Audit Committee held six meetings during the year ended December 31, 2007, the Compensation Committee held three meetings during the year ended December 31, 2007, and the Nominating and Corporate Governance Committee held two meetings during the year ended December 31, 2007. Each member attended 100% of the committee meetings, either in person or telephonically.

Audit Committee. The Audit Committee is responsible for the oversight of the Company's accounting and financial reporting processes. This includes the selection and engagement of the Company's independent auditors and review of the scope of the annual audit, audit fees and results of the audit. The Audit Committee reviews and discusses with management and the Board of Directors such matters as accounting policies, internal accounting controls, procedures for preparation of financial statements and other financial disclosures, scope of the audit, the audit plan and the independence of such accountants. In addition, the Audit Committee has oversight over the Company's internal audit function. The Board of Directors has determined that Mr. Burke is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and independent under the listing standards of The Nasdaq Stock Market ("Nasdaq").

Compensation Committee. The Compensation Committee approves the standards for salary ranges for executive, managerial and technical personnel of the Company and establishes, subject to existing employment contracts, the specific compensation and bonus plan of all corporate officers. In addition, the Compensation Committee oversees the Company's stock option plans and the incentive compensation plans.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board of Directors concerning the governance structure and practices of the Company, including the size of the Board of Directors and the size and composition of various committees of the Board of Directors. In addition, the Nominating and Corporate Governance Committee is responsible for identifying individuals believed to be qualified to become directors, and to recommend to the Board of Directors the nominees to stand for election as directors at the Annual Meeting of stockholders.

Directors' Fees

For the year ended December 31, 2007, Ms. MacMahon and Messrs. Burke, Love and Irwin received $50,000, $50,000, $6,250 and $37,500, respectively, as compensation for attending the 2007 meetings of the Board of Directors and committee meetings thereof. In addition, the directors are reimbursed for their reasonable expenses incurred for each Board of Directors and committee meetings attended. See "Compensation of Directors" for a complete summary.

Corporate Governance

The Board of Directors has adopted a Code of Ethics to govern the conduct of all of the officers, directors and employees of the Company. In addition, the Board of Directors has adopted charters for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Code of Ethics and committee charters can be accessed on the Company's website at www.firstcash.com.

Director Independence

The Board of Directors has determined that, with the exception of Phillip E. Powell, chairman and former chief executive officer of the Company, and Rick L. Wessel, chief executive officer and president of the Company, all of its directors, including all of the members of the Audit, Compensation, and Nominating and Corporate Governance Committees, are "independent" as defined by Nasdaq and the Securities and Exchange Commission ("SEC") and for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). No director is deemed independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company, either directly or as an officer, stockholder or partner of an organization that has a relationship with the Company. In making its determination, the Board of Directors observes all criteria for independence established by the rules of the SEC and Nasdaq. In addition, the Board of Directors considers all commercial, banking, consulting, legal, accounting, charitable or other business relationships any director may have with the Company.

Director Qualifications

In discharging its responsibilities to nominate candidates for election to the Board of Directors, the Nominating and Corporate Governance Committee has not specified any minimum qualifications for serving on the Board of Directors. However, the Nominating and Corporate Governance Committee endeavors to evaluate, propose and approve candidates with business experience and personal skills in finance, marketing, financial reporting and other areas that may be expected to contribute to an effective Board of Directors. The Nominating and Corporate Governance Committee seeks to assure that the Board of Directors is composed of individuals who have experience relevant to the needs of the Company and who have the highest professional and personal ethics, consistent with the Company's values and standards. Candidates should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must represent the interests of all shareholders.

Identifying and Evaluating Nominees for Directors

The Nominating and Corporate Governance Committee will utilize a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board of Directors members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. As described above, the Nominating and Corporate Governance Committee will consider properly submitted shareholder nominations for candidates for the Board of Directors. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating and Corporate Governance Committee. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials will be forwarded to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder.

Procedure for Contacting Directors

The Board of Directors has established a procedure for stockholders to send communications to the Board of Directors. Stockholders may communicate with the Board of Directors generally or with a specific director at any time by writing to the Company's Corporate Secretary at the Company's address, 690 East Lamar Blvd., Suite 400, Arlington, Texas 76011. The Secretary will review all messages received and will forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to the Board of Directors. Communications will be sent as soon as practicable to the director to whom they are addressed, or if addressed to the Board of Directors generally, to the Chairman of the Nominating and Corporate Governance Committee. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest will not be forwarded to the Board of Directors. The Corporate Secretary has the option, but not the obligation, to forward these other communications to appropriate channels within the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on the reports furnished pursuant to Section 16a-3(e) of the Exchange Act, all reports as required under Section 16(a) of the Exchange Act were filed on a timely basis during the year ending December 31, 2007.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee reviews compensation paid to management and recommends to the Board of Directors appropriate executive and director compensation. During 2007, Ms. MacMahon and Messrs. Burke, Love and Irwin served as members of the Compensation Committee, were not employed by the Company, nor have any interlocking relationship with another entity requiring disclosure.

BASED UPON THE RECOMMENDATION OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE, THE BOARD OF DIRECTORS HAS NOMINATED THE ABOVE-REFERENCED DIRECTOR FOR ELECTION BY THE STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" SUCH ELECTION. THE ELECTION OF THIS DIRECTOR REQUIRES A PLURALITY OF THE VOTES OF THE SHARES OF COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE ANNUAL MEETING.

ITEM 2

RATIFY THE SELECTION OF HEIN & ASSOCIATES LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2008

The Audit Committee selected Hein & Associates LLP ("Hein & Associates") as independent accountants to audit the books, records and accounts of the Company for the year ending December 31, 2008. The Board of Directors has endorsed this appointment.

Hein & Associates was first engaged in March 2004 as the Company's principal accountant and has served as the independent accountant to the Company and has audited the Company's consolidated financial statements for the four most recent years ended December 31, 2007.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for the Company by Hein & Associates for the years ended December 31, 2007 and 2006, respectively, were as follows:
Services Provided:	2007	2006
Audit	$231,600	$206,800
Audit Related	-	-
Tax	-	-
All Other	33,000	12,000

Total	$264,600	$218,800

The audit fees for the years ended December 31, 2007 and 2006 were for the audits of the consolidated financial statements of the Company, internal control auditing and reporting as required by Sarbanes Oxley Section 404, issuance of consents, and review of the Company's Securities and Exchange Commission filings.

All fees included under the category "All Other" were paid to Hein & Associates in connection with the annual audits of the Company's 401(K) Plan.

Audit Committee Pre-Approval Policies and Procedures

The 2007 and 2006 audit and non-audit services provided by Hein & Associates were approved in advance by the Audit Committee. The non-audit services which were approved by the Audit Committee were also reviewed to ensure compatibility with maintaining the auditor's independence.

The Audit Committee implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by the Company's independent accountants and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditor. The services and fees must be deemed compatible with the maintenance of the auditor's independence, including compliance with SEC rules and regulations.

Throughout the year, the Audit Committee reviews any revisions to the estimates of audit and non-audit fees initially approved.

Ratification of Independent Auditors

In the event the stockholders do not ratify the appointment of Hein & Associates as independent auditors for the year ending December 31, 2008, the adverse vote will be considered as a direction to the Board of Directors to select other auditors for the following year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the year ending December 31, 2008, it is contemplated that the appointment for the year ending December 31, 2008 will be permitted to stand unless the Board of Directors finds other good reason for making a change.

Representatives of Hein & Associates are expected to be present at the meeting, with the opportunity to make a statement if desired to do so. Such representatives are also expected to be available to respond to appropriate questions.

BASED UPON THE RECOMMENDATION OF THE AUDIT COMMITTEE, THE BOARD OF DIRECTORS HAS RECOMMENDED THE RATIFICATION OF HEIN & ASSOCIATES LLP AS INDEPENDENT AUDITORS. SUCH RATIFICATION REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AND REPRESENTED AT THE ANNUAL MEETING.

EXECUTIVE OFFICERS

The following table lists the executive officers of the Company as of the date hereof and the capacities in which they serve.
Name	Age	Position

Rick L. Wessel	49	Chief Executive Officer and President
Stephen O. Coffman	46	Chief Operating Officer
R. Douglas Orr	47	Executive Vice President, Chief Financial
		Officer, Secretary and Treasurer
John C. Powell	53	Senior Vice President of Information
		Technology

Stephen O. Coffman joined the Company in March 2008 as the chief operating officer. Prior to joining the Company, Mr. Coffman served as president of Wasp Barcode Technologies from 2001 through 2008. Prior to his seven-year tenure with Wasp Barcode, Mr. Coffman served in senior management roles in the retail and manufacturing industries. Mr. Coffman launched his career as a business consultant with Deloitte & Touche, where he gained a strong background in operations, business planning, finance and other facets of management.

R. Douglas Orr joined the Company in July 2002 as the vice president of finance. Since January 2003, Mr. Orr has served as chief financial officer, and since January 2005, Mr. Orr has served as executive vice president. In addition, Mr. Orr has served as secretary and treasurer since November 2006. Prior to joining the Company, Mr. Orr spent 14 years at Ray & Berndtson, a global executive search firm, where he served in senior executive and financial management roles. Prior to his employment at Ray & Berndtson, Mr. Orr spent four years with Price Waterhouse LLP.

John C. Powell served as a systems consultant to the Company from February 2002 through July 2002 and joined the Company on a full-time basis in August 2002. Since January 2003, Mr. Powell has served as vice president of information technology, and since January 2005, Mr. Powell has served as senior vice president of information technology. Prior to joining the Company, Mr. Powell spent 18 years with AMR/American Airlines as a senior system engineer and software architect and an additional two years in the same capacity with Sabre/EDS after its spin-off from AMR in March of 2000.

Biographical information with respect to Mr. Wessel was previously provided under Item 1.

STOCK OWNERSHIP

The following table sets forth, as of April 25, 2008, the number and percentage of outstanding shares of our common stock owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (b) each of our directors; (c) the named executive officers as defined in Item 402 of Regulation S-K; and (d) all directors and executive officers, as a group.  As of April 25, 2008, there were 29,229,335 shares of common stock issued and outstanding.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.  Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

	Shares Beneficially
	Owned
Name	Number	Percent

Richard T. Burke (1)	3,458,000	11.50%
Ricardo Benjamin Salinas Pliego (2)	3,034,000	10.38
Vaughn Nelson Investment Management, L.P. (3)	1,924,022	6.58
Rick L. Wessel (4)	1,567,100	5.17
Phillip E. Powell (5)	491,880	1.67
R. Douglas Orr (6)	480,750	1.62
John C. Powell (7)	195,600	0.66
Tara U. MacMahon (8)	140,000	0.48
R. Neil Irwin (9)	18,000	0.06
Stephen O. Coffman	-	-
All officers and directors as a group (8 persons)	6,351,330	19.74

(1)      Includes a warrant to purchase 300,000 shares at a price of $2.67 per share to expire in February 2013, a warrant to purchase 75,000 shares at a price of $2.67 per share to expire in April 2012, a stock option to purchase 150,000 shares at a price of $0.67 per share to expire in December 2010, a stock option to purchase 30,000 shares at a price of $3.33 per share to expire in January 2013, a stock option to purchase 75,000 shares at a price of $9.67 per share to expire in January 2014, a stock option to purchase 30,000 shares at a price of $12.50 per share to expire in January 2015, a stock option to purchase 30,000 shares at a price of $15.00 per share to expire in January 2015, a stock option to purchase 30,000 shares at a price of $17.50 per share to expire in January 2015, a stock option to purchase 30,000 shares at a price of $20.00 per share to expire in January 2015, a stock option to purchase 30,000 shares at a price of $15.00 per share to expire in December 2015, a stock option to purchase 30,000 shares at a price of $17.00 per share to expire in December 2015, and a stock option to purchase 30,000 shares at a price of $19.00 per share to expire in December 2015. Excludes 15,000 shares of Common Stock owned by Mr. Burke's wife, which Mr. Burke disclaims beneficial ownership. Mr. Burke's address is 690 E. Lamar Blvd., Suite 400, Arlington, TX 76011.

(2)     Mr. Salinas Pliego's address is Periferico Sur No 4121, Col Fuentes Del Pedregal, Mexico D.F., 14141.

(3)     Vaughn Nelson Investment Management, L.P.'s address is 600 Travis Street, Suite 6300, Houston, TX, 77002.

(4)     Includes a warrant to purchase 136,800 shares at a price of $2.67 per share to expire in April 2012, a warrant to purchase 240,000 shares at a price of $3.83 per share to expire in May 2013, a stock option to purchase 60,000 shares at a price of $9.67 per share to expire in January 2014, a stock option to purchase 82,000 shares at a price of $12.50 per share to expire in January 2015, a stock option to purchase 90,000 shares at a price of $15.00 per share to expire in January 2015, a stock option to purchase 90,000 shares at a price of $17.50 per share to expire in January 2015, a stock option to purchase 90,000 shares at a price of $20.00 per share to expire in January 2015, a stock option to purchase 90,000 shares at a price of $15.00 per share to expire in December 2015, a stock option to purchase 90,000 shares at a price of $17.00 per share to expire in December 2015, and a stock option to purchase 90,000 shares at a price of $19.00 per share to expire in December 2015.

(5)     Includes a stock option to purchase 40,000 shares at a price of $12.50 per share to expire in January 2015, a stock option to purchase 40,000 shares at a price of $15.00 per share to expire in January 2015, a stock option to purchase 40,000 shares at a price of $17.50 per share to expire in January 2015, a stock option to purchase 40,000 shares at a price of $20.00 per share to expire in January 2015, a stock option to purchase 40,000 shares at a price of $15.00 per share to expire in December 2015, a stock option to purchase 40,000 shares at a price of $17.00 per share to expire in December 2015, and a stock option to purchase 40,000 shares at a price of $19.00 per share to expire in December 2015.

(6)     Includes a stock option to purchase 60,000 shares at a price of $12.50 per share to expire in January 2015, a stock option to purchase 60,000 shares at a price of $15.00 per share to expire in January 2015, a stock option to purchase 60,000 shares at a price of $17.50 per share to expire in January 2015, a stock option to purchase 60,000 shares at a price of $20.00 per share to expire in January 2015, a stock option to purchase 60,000 shares at a price of $15.00 per share to expire in December 2015, a stock option to purchase 60,000 shares at a price of $17.00 per share to expire in December 2015, and a stock option to purchase 60,000 shares at a price of $19.00 per share to expire in December 2015.

(7)     Includes a warrant to purchase 9,600 shares at a price of $2.67 per share to expire in April 2012, a stock option to purchase 6,000 shares at a price of $3.33 per share to expire in January 2013, a stock option to purchase 30,000 shares at a price of $15.00 per share to expire in January 2015, a stock option to purchase 30,000 shares at a price of $17.50 per share to expire in January 2015, a stock option to purchase 30,000 shares at a price of $20.00 per share to expire in January 2015, a stock option to purchase 30,000 shares at a price of $15.00 per share to expire in December 2015, a stock option to purchase 30,000 shares at a price of $17.00 per share to expire in December 2015, and a stock option to purchase 30,000 shares at a price of $19.00 per share to expire in December 2015.

(8)     Includes a stock option to purchase 20,000 shares at a price of $12.50 per share to expire in January 2015, a stock option to purchase 20,000 shares at a price of $15.00 per share to expire in January 2015, a stock option to purchase 20,000 shares at a price of $17.50 per share to expire in January 2015, a stock option to purchase 20,000 shares at a price of $20.00 per share to expire in January 2015, a stock option to purchase 20,000 shares at a price of $15.00 per share to expire in December 2015, a stock option to purchase 20,000 shares at a price of $17.00 per share to expire in December 2015, and a stock option to purchase 20,000 shares at a price of $19.00 per share to expire in December 2015.

(9)     Includes a stock option to purchase 10,000 shares at a price of $23.05 per share to expire in April 2017.

COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy

The Company's compensation philosophy is to promote a "culture of ownership" among its executives by aligning their interests with those of its stockholders. This is best accomplished by:

  paying senior executives a base salary commensurate with their backgrounds, special skill sets, and responsibilities;

  offering incentive cash bonuses conditioned not only on the executive's individual performance, but also on his or her contribution to the Company's consolidated financial results; and

  making periodic grants of stock options in order to induce executives to remain in the Company's employ as well as align their interests with those of the Company's stockholders.

The Compensation Committee retains broad flexibility in the administration of the Company's compensation packages. This flexibility is critical to retaining key executives.

The Compensation Committee reviews and administers the compensation program for each of the key executives. Compensation is typically set at the first meeting each calendar year after reviewing performance for the past year and prospects for the year ahead. The Compensation Committee regularly meets with the chief executive officer and chief financial officer, both of whom provide insight into how individual executives are performing.

Elements of Compensation

The Company's principal focus is on total direct compensation, including a portion that is assured and a portion that is at risk. To achieve these objectives, the compensation paid to the named executive officers typically consists of base salary, short-term incentive cash compensation and long-term incentive compensation in the form of stock option grants.

Base Salary

The Company offers what it believes to be competitive base salaries to its named executive officers. The base salary must be sufficient to attract talented executives and provide a secure base of cash compensation. In addition, base salary levels for the Company's executive officers are set generally to be competitive in relation to the salary levels of executive officers in other companies within the specialty consumer finance industry or other companies of comparable size, growth, performance and complexity, taking into consideration the executive officer's position, responsibility and need for special expertise. Annual salary increases, typically determined in January of each year, are not assured and adjustments to base salary compensation take into account subjective factors such as the executive's performance during the prior year, responsibilities, and experience. In 2007, the average salary increase for the named executive officers was 16.1%.

Short-Term Incentive Compensation

The Company's short-term incentive plans for the named executive officers are intended to drive short-term (typically one year) operating and financial results deemed crucial to the Company's long-term success.

Annual Cash Bonuses The Company's program includes granting annual cash bonuses reflecting the Company's and the individual executive's performance. Annual cash bonuses paid to each named executive officer to reflect the breadth of their expertise and responsibility, and to make the cash component of the named executive officers' compensation competitive with that of their peers at competing firms. The Company maintains discretion to vary overall cash compensation for a given year by varying the size of the cash bonus based on corporate performance and individual performance. These cash bonuses reflect a material part of the named executive officers' overall compensation, with target payments typically ranging from 20% to 200% of salary, depending on position and overall company performance, and subject to the Compensation Committee's discretion to award bonuses greater or lower than the target if they deem it appropriate.

Executive Performance Incentive Plan The chief executive officer receives annual incentive compensation through the stockholder approved Executive Performance Incentive Plan that provides for the payment of annual cash incentive compensation based upon the achievement of performance goals established annually by the Compensation Committee based on one or more specified performance criteria. Under this plan, a maximum performance award is established for the participants, of which the participant can earn from 0% to 100% of the maximum award. Performance criteria, which are selected and weighted by the Compensation Committee, include total revenues, net income from operations, diluted earnings per share and store opening targets. The Compensation Committee also administers the calculation of amounts earned under the Executive Performance Incentive Plan.

Long-Term Incentive Compensation

The compensation objective of retaining the best people for the job leads the Company to make periodic equity award grants. These awards provide incentive for the named executive officers to stay with the Company over the long term. These equity awards also provide additional flexibility to the Compensation Committee to reward superior, or reflect sub par, performance by named executive officers.

The Company believes that such equity grants align the executive's interests with those of the Company's stockholders. A majority of the stock options granted by the Company have been nonqualified stock options and have had exercise prices equal to or greater than the fair market value of the underlying stock at the time of grant.

The date of grant for equity awards granted to senior executive officers is the date of Compensation Committee approval. The Company does not have a program, plan or practice of timing the grant of equity awards in coordination with the release of material non-public information.

In 2005, the Company issued significant equity awards to its key executives as part of its strategy for providing meaningful long-term performance-based incentives for the management team. Accordingly, a large percentage of the equity awards issued in 2005 had exercise prices that significantly exceeded the fair market value of the underlying stock at the time of grant. Based upon the structure and size of the awards made in 2005, the Company did not anticipate making equity award to these key executives in 2007, and accordingly, no such awards were made to named executive officers in 2007.

Perquisites and Personal Benefits

Certain of the named executive officers received additional remuneration consistent with the Company's approach to hiring and retaining key personnel. Such perquisites include health insurance, life insurance, disability insurance, automobile allowances, club memberships, certain opportunities to travel using the Company's aircraft and matching contributions to 401K accounts. The aggregate incremental cost to the Company during fiscal 2007 of such benefits is reflected in the Summary Compensation Table below.

Chief Executive Officer Compensation

Mr. Wessel was elected to the position of chief executive officer in November 2006. Mr. Wessel's salary was increased from $605,000 to $700,000 effective January 1, 2007. Mr. Wessel did not receive a cash award under the Executive Performance Incentive Plan for the year ended December 31, 2007. Mr. Wessel received no equity awards for the year ended December 31, 2007.

The Company has entered into an employment agreement with Mr. Wessel and a consulting agreement with Mr. Phillip E. Powell which contain change-of-control provisions. Executive officers who do not have an employment agreement serve at the will of the Board of Directors, thus enabling the Board of Directors to remove an executive officer whenever it is in our best interests, with full discretion on any severance package (excluding vested benefits). The Committee believes that the employment agreements and change-of-control provisions that have been entered into were merited in light of all relevant circumstances, including each individual's past employment experience, desired terms and conditions of employment and the strategic importance of their respective positions, including stability and retention. The Committee believes that the employment agreement and the consultant agreement are necessary in order to attract and retain the executives. The Committee believes that the change-of-control provisions are necessary in order to retain and maintain stability among the executive group and that the terms of the change-of-control provisions are reasonable based on its review of the change-of-control provisions for similarly situated peer group companies. The Committee reviews the agreements at the time they are entered into in order to determine current market terms for the particular executive and agreement.

The overall goal of the Compensation Committee is to insure that compensation policies are established that are consistent with the Company's strategic business objectives and that provide incentives for the attainment of those objectives. This is affected in the context of a compensation program that includes base pay, annual incentive compensation and stock ownership.

Other Items

Due to the relatively small size of the Company's industry and the limited number of public competitors, the Compensation Committee has not conducted a formal compensation benchmarking study.

Deductibility of compensation expense under IRC Section 162 (m) has not been a material consideration for the Compensation Committee to date due to the levels and types of compensation paid.

Effective at the beginning of 2006 the Company began expensing the cost of employee stock options in accordance with the fair value method prescribed in SFAS No. 123R. The Company recorded stock-based compensation expense of $233,000 in 2007. The expense related to equity compensation has been and will continue to be a material consideration in the overall compensation program design.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis set forth above with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K.

Members of the Compensation Committee:

Richard T. Burke
R. Neil Irwin
Tara U. MacMahon

The Compensation Committee report above does not constitute "soliciting material" and will not be deemed "filed" or incorporated by reference into any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference herein.

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the named executive officers for the year ended December 31, 2007. The Company has a consulting agreement with Mr. Phillip E. Powell, the Chairman, and an employment agreement with Mr. Wessel, the Chief Executive Officer and President, but no such agreements exist with the other named executive officers. When setting total compensation for Mr. Wessel and recommending total compensation for the other named executive officers, the Compensation Committee reviews tally sheets that show each executive's current compensation, including equity and non-equity based compensation.

							Change in
							Pension
						Non-	Value and
						Equity	Nonqualified
						Incentive	Deferred
						Plan	Compen-	All Other
Name and				Stock	Option	Compen-	sation	Compen-
Principal		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Total
Position	Year	$	$	$	$	$ (1)	$	$ (2)	$

Phillip E. Powell	2007	-	-	-	-	-	-	657,417	657,417
Chairman	2006	-	525,000	-	-	-	-	527,408	1,052,408

Rick L. Wessel	2007	700,000	-	-	-	-	-	51,336	751,336
Chief Executive	2006	605,000	-	-	-	600,000	-	33,326	1,238,326
Officer and
President

Stephen O.	2007	-	-	-	-	-	-	-	-
Coffman, Chief	2006	-	-	-	-	-	-	-	-
Operating
Officer (3)

R, Douglas Orr	2007	275,000	75,000	-	-	-	-	-	350,000
Executive VP,	2006	235,000	200,000	-	-	-	-	-	435,000
Chief Financial
Officer,
Secretary and
Treasurer

John C. Powell	2007	195,000	50,000	-	-	-	-	-	245,000
Vice President	2006	185,000	50,000	-	-	-	-	-	235,000
of Information
Technology

(1)     Mr. Wessel received a cash award of $600,000 for 2006 under the terms of the Company's Executive Performance Incentive Plan. Under the terms of the Executive Performance Incentive Plan, Mr. Wessel did not receive a cash award for 2007.

(2)     The Company provides the named executive officers with certain group life, health, medical, and other noncash benefits generally available to all salaried employees that are not included in this column pursuant to SEC rules. The amounts shown in this column do include (i) matching contributions by the Company under the First Cash 401(k) Profit Sharing Plan; (ii) automobile allowances to certain executive officers; (iii) reimbursement for club dues, (iv) reimbursement of health insurance and long-term disability premiums for Mr. Phillip E. Powell and Mr. Wessel, and (v) personal use of the Company's aircraft by Mr. Phillip E. Powell and Mr. Wessel (The incremental cost of the personal use of the corporate aircraft was determined on a per flight and/or hours used basis based on variable costs associated with personal flight activity. The variable costs used in the calculation included fuel, crew compensation and travel, certain maintenance and repair expenses, landing/parking and supplies). As permitted by SEC rules, no amounts are shown in this table for perquisites and personal benefits for any individual officers for whom such amounts do not exceed $10,000 in the aggregate.

Mr. Phillip E. Powell's other compensation for 2007 includes consulting fees of $600,000, an automobile allowance of $11,194, Company-paid life insurance premiums in the amount of $10,235, Company-paid health insurance premiums in the amount of $3,968, personal use of the corporate aircraft of $31,394 and Company-paid long-term disability insurance premiums in the amount of $626. Mr. Phillip E. Powell's other compensation for 2006 includes consulting fees of $500,000, an automobile allowance of $11,194, Company-paid life insurance premiums in the amount of $10,235, Company-paid health insurance premiums in the amount of $5,356 and Company-paid long-term disability insurance premiums in the amount of $623.

Mr. Wessel's other compensation for 2007 includes matching contributions to a 401(k) account of $3,375, an automobile allowance of $8,765, reimbursement for dues at a downtown luncheon club in the amount of $2,064, Company-paid life insurance premiums in the amount of $5,560, Company-paid health insurance premiums in the amount of $7,150, personal use of the corporate aircraft of $23,796 and Company-paid long-term disability insurance premiums in the amount of $626. Mr. Wessel's other compensation for 2006 includes matching contributions to a 401(k) account of $7,500, an automobile allowance of $8,765, reimbursement for dues at a downtown luncheon club in the amount of $2,064, Company-paid life insurance premiums in the amount of $5,560, Company-paid health insurance premiums in the amount of $8,814 and Company-paid long-term disability insurance premiums in the amount of $623.

(3)     Mr. Coffman was not a named executive officer in 2007, but he will be one in 2008. See description of Mr. Coffman's employment agreement below.

Employment Agreements

In 2005, Mr. Wessel entered into an employment agreement with the Company through December 31, 2009 to serve as the president of the Company; at the discretion of the Board of Directors this agreement may be extended for additional successive periods of one year on each January 1 anniversary. The agreement provides for: (i) a base salary of $550,000 with increases at the discretion of the Compensation Committee; (ii) an annual bonus at the discretion of the Compensation Committee; (iii) participation in compensation plans at the discretion of the Compensation Committee; (iv) certain fringe benefits including club membership, use of the company airplane, car, vacation, a term life insurance policy with a beneficiary designated by Mr. Wessel in the amount of $4 million; and (v) reimbursement of business related expenses. Effective March 2007, this employment agreement was amended to reflect Mr. Wessel's additional role as chief executive officer and to increase the base salary to $700,000 beginning January 1, 2007. Effective October 2007, this employment agreement was amended to extend the term of employment through December 31, 2012. Mr. Wessel has agreed not to compete with the Company for a period of one year following his termination and not to solicit employees of the Company and not to solicit customers of the Company for a period of 90 days following his termination. Upon a change of control, Mr. Wessel may terminate the employment agreement with 90 days notice.  Upon such termination the Company has agreed to pay Mr. Wessel: (i) all accrued salary, compensation and expenses, and (ii) all compensation provided for in the employment agreement through the term of the agreement.

In April 2008, Mr. Coffman entered into an employment agreement, effective March 19, 2008, with the Company through March 18, 2011 to serve as the chief operating officer of the Company. Mr. Coffman was not a named executive officer in 2007, but he will be one in 2008. The agreement provides for: (i) a base salary of $350,000 with increases at the discretion of the Compensation Committee; (ii) an annual bonus at the discretion of the Compensation Committee; (iii) participation in compensation plans at the discretion of the Compensation Committee; (iv) certain fringe benefits including car allowance and vacation; and (v) reimbursement of business related expenses. Mr. Coffman has agreed not to compete with the Company for a period of five years following his termination and not to solicit employees of the Company and not to solicit customers of the Company for a period of five years following his termination. Upon such termination the Company has agreed to pay Mr. Coffman: (i) all accrued salary, compensation and expenses, and (ii) all compensation provided for in the employment agreement through the term of the agreement.

Consulting Agreement

On March 2005, Mr. Phillip E. Powell entered into a consulting agreement, effective January 1, 2005, with the Company through December 31, 2014 to perform such services as may be requested by the Board of Directors. The agreement provides for: (i) annual payments of $500,000; (ii) certain other benefits including club membership, use of the company airplane, car, health insurance, a term life insurance policy with a beneficiary designated by Mr. Powell in the amount of $4 million; and (iii) reimbursement of business-related expenses. Effective March 2007, this consulting agreement was amended to increase the annual payments to $600,000 beginning January 1, 2007. Mr. Powell has agreed not to compete with the Company, not to solicit employees of the Company, and not to solicit customers of the Company while serving as a consultant and for a period of one year following termination of the consulting agreement. Upon a change of control, Mr. Powell may terminate the consulting agreement with 90 days notice.  Upon such termination the Company has agreed to pay Mr. Powell all accrued compensation and expenses, plus all compensation provided for in the consulting agreement through the term of the agreement.

Stock Options and Warrants

Grants of Plan-Based Awards

There were no grants of equity awards to named executive officers during 2007. The Company has previously granted equity awards in the form of stock options and expects it will do so in the future.

Outstanding Equity Awards at 2007 Fiscal Year-End

The following table provides information on the holdings of stock options and restricted stock units by the named executive officers as of December 31, 2007. This table includes option awards and unvested restricted stock units. Each option grant is shown separately for each named executive officer. There were no outstanding stock awards as of December 31, 2007. For additional information about the restricted stock unit awards, see the description of Long Term Incentive Plan in the Compensation Discussion and Analysis section of this proxy statement.
	Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price $	Option Expiration Date

Phillip E.	40,000		-		-	12.50	01/2015
Powell	40,000		-		-	15.00	01/2015
	40,000		-		-	15.00	12/2015
	40,000		-		-	17.00	12/2015
	40,000		-		-	17.50	01/2015
	40,000		-		-	19.00	12/2015
	40,000		-		-	20.00	01/2015

Rick L.	60,000		-		-	9.67	01/2014
Wessel	82,000		-		-	12.50	01/2015
	90,000		-		-	15.00	01/2015
	90,000		-		-	15.00	12/2015
	90,000		-		-	17.00	12/2015
	90,000		-		-	17.50	01/2015
	90,000		-		-	19.00	12/2015
	90,000		-		-	20.00	01/2015
	136,800	(4)	-		-	2.67	04/2012
	240,000	(4)	-		-	3.84	05/2013

Stephen O.	-		-		-	-	-
Coffman

R. Douglas	6,000		24,000	(1)	-	2.67	09/2012
Orr	6,000		24,000	(2)	-	3.33	01/2013
	60,000		-		-	12.50	01/2015
	60,000		-		-	15.00	12/2015
	60,000		-		-	15.00	01/2015
	60,000		-		-	17.00	12/2015
	60,000		-		-	17.50	01/2015
	60,000		-		-	19.00	12/2015
	60,000		-		-	20.00	01/2015

John C.	9,600		14,400	(3) (4)	-	2.67	04/2012
Powell	6,000		24,000	(2)	-	3.33	01/2013
	30,000		-		-	15.00	01/2015
	30,000		-		-	15.00	12/2015
	30,000		-		-	17.00	12/2015
	30,000		-		-	17.50	01/2015
	30,000		-		-	19.00	12/2015
	30,000		-		-	20.00	01/2015

(1)     Award comprised of stock options which will vest and become exercisable as follows:  6,000 options on September 12, 2008, 6,000 options on September 12, 2009, 6,000 options on September 12, 2010 and 6,000 options on September 12, 2011.

(2)     Award comprised of stock options which will vest and become exercisable as follows: 6,000 options on January 29, 2009, 6,000 options on January 29, 2010, 6,000 options on January 29, 2011 and 6,000 options on January 29, 2012.

(3)     Award comprised of warrants which will vest and become exercisable as follows:  4,800 warrants on April 3, 2009, 4,800 warrants on April 3, 2010 and 4,800 warrants on April 3, 2011.

(4)     Award comprised of warrants to purchase common stock.

Option Exercises and Stock Vested In Fiscal 2007

The following table provides information, for the named executive officers, on (1) the aggregate stock option exercised during 2007, including the number of shares acquired on exercise and the value realized, and (2) the aggregate number of shares acquired upon the vesting of restricted stock units and the value realized, each before the payment of any applicable withholding tax and broker commissions:
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise $	Number of Shares Acquired on Vesting	Value Realized on Vesting
Phillip E. Powell	125,000	1,928,000	-	-
Rick L. Wessel	17,000	301,000	-	-
Stephen O. Coffman	-	-	-	-
R. Douglas Orr	-	-	-	-
John C. Powell	36,000	512,000	-	-

Pension Benefits

The Company does not have a defined benefit pension plan for its employees and has not included a table disclosing the actuarial present value of each named executive officer's accumulated benefits under defined benefit pension plans, the number of years of credited service under each such plan and the amount of pension benefits paid to each named executive officer during the year. The only retirement plans available to the named executive officers was the Company's qualified 401(k) savings plan, which is available to all employees.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The Company does not have nonqualified defined contribution and other nonqualified deferred compensation plans for its employees and has not included a table disclosing the amount of each named executive officer's contributions, earnings, withdrawals and distributions in the last fiscal year under nonqualified compensation plans, the registrant's contributions in the last fiscal year under each such plan, and the aggregate balance at the last fiscal year end of each named executive officer during the year.

Compensation of Directors

The following table presents summary information for the year ended December 31, 2007 regarding the compensation of the non-employee and non-consultant members of our Board of Directors:
					Change in
					Pension
					Value
					and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	$	$	$	$	$	$	$

Richard T.
Burke	50,000	-	- (1)	-	-	-	50,000

Tara U.
MacMahon	50,000	-	- (2)	-	-	-	50,000

R. Neil
Irwin	37,500	-	47,740 (3)	-	-	-	85,240

Joe R.
Love	6,250	-	-	-	-	-	6,250

(1)      As of December 31, 2007, Mr. Burke had an aggregate of 840,000 shares of common stock underlying stock options and warrants, all of which were vested.

(2)      As of December 31, 2007, Ms. MacMahon had an aggregate of 140,000 shares of common stock underlying stock options, all of which were vested.

(3)      As of December 31, 2007, Mr. Irwin had an aggregate of 10,000 shares of common stock underlying stock options, all of which were vested. The grant date fair value, as calculated in accordance with SFAS No. 123R and using a Black-Scholes model, of the 10,000 stock option awards granted during the year ended December 31, 2007 was $50,253.

The Company only compensates independent non-employee directors for their services as directors.  It was the Company's policy in 2007 to pay independent non-employee directors a base fee of $50,000 per year. The Company does not pay a separate fee to Mr. Phillip E. Powell for his director services because he is compensated for those services pursuant to his consulting agreement with the Company.  Directors are reimbursed for travel and lodging expenses in connection with their attendance at Board of Directors and committee meetings.

Review, Approval, or Ratification of Transactions with Related Persons

Pursuant to our Audit Committee Charter and in accordance with our written related party transactions policy, our Audit Committee reviews proposed related party transactions and makes recommendations to the Board of Directors regarding approval or rejection of related party transactions.  Our Board of Directors generally reviews and approves all related party transactions prior to us entering into the transaction.

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board of Directors. All members of the Audit Committee meet the independence standards and other criteria established by Nasdaq.

The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management's implementation of the Company's financial reporting process. Management is responsible for the audited financial statements of the Company and for maintaining effective internal control over financial reporting. In discharging its oversight role, the Audit Committee reviewed and discussed with management and Hein & Associates LLP, the Company's independent auditors, the audited financial statements of the Company as of and for the year ended December 31, 2007. The independent auditors are responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. The Audit Committee has also reviewed management's report on its assessment of the effectiveness of the Company's internal control over financial reporting as well as the independent auditor's report on the effectiveness of the Company's internal control over financial reporting. Management's Report on Internal Control over Financial Reporting is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

The Audit Committee met privately with Hein & Associates LLP, and discussed issues deemed significant by the auditor, including those required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and Statement on Auditing Standards No. 90, Communications with Audit Committees, as amended. In addition, the Audit Committee received from Hein & Associates LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, and the Audit Committee has discussed with Hein & Associates LLP its independence from the Company and its management. The Audit Committee also considered whether the provision of non-audit services by Hein & Associates LLP was compatible with maintaining its independence.

Based upon the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements and Management's Report on Internal Control over Financial Reporting referred to above be filed with the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

By the Audit Committee:

Richard T. Burke
R. Neil Irwin
Tara U. MacMahon

The Audit Committee report above does not constitute "soliciting material" and will not be deemed "filed" or incorporated by reference into any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference herein.

Stock Price Performance Graph

The Stock Price Performance Graph set forth below compares the cumulative total stockholder return on the Common Stock of the Company for the period from December 31, 2002 through December 31, 2007, with the cumulative total return on the Nasdaq Composite Index and a peer group index (whose returns are weighted according to their respective market capitalizations) over the same period (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Composite Index and the peer group). The peer group selected by the Company includes Cash America International, Inc., EZCORP, Inc., America's Car-Mart, Inc., World Acceptance Corporation, Rent-A-Center, Inc., and Aaron Rents, Inc. The companies included in the peer group reflect the continued expansion of the Company's product suite into areas such as automotive retailing and installment lending.

The Stock Performance Graph above does not constitute "soliciting material" and will not be deemed "filed" or incorporated by reference into any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference herein.

OTHER MATTERS

Management is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matter. Neither Delaware law nor our certificate of incorporation or bylaws provide our shareholders with dissenters' rights in connection with the election of directors.

COST OF SOLICITATION

The Company will bear the costs of the solicitation of proxies from its stockholders. In addition to the use of mail, directors, officers and regular employees of the Company in person or may solicit proxies by telephone or other means of communication. The directors, officers and employees of the Company will not be compensated additionally for the solicitation but may be reimbursed for out-of-pocket expenses in connection with the solicitation. Arrangements are also being made with brokerage houses and any other custodians, nominees and fiduciaries of the forwarding of solicitation material to the beneficial owners of the Company, and the Company will reimburse the brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.

STOCKHOLDER PROPOSALS

Proposals by stockholders intended to be presented at this Annual Meeting of Stockholders must have been received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting no later than January 27, 2008. Moreover, with respect to any proposal by a stockholder not seeking to have the proposal included in the proxy statement but seeking to have the proposal considered at the Annual Meeting of Stockholders to be held in 2009, such stockholder must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company by December 29, 2008. In addition, stockholders must comply in all respects with the rules and regulations of the Securities and Exchange Commission then in effect and the procedural requirements of the Company's Bylaws.
By Order of the Board of Directors,

/s/ R. Douglas Orr
Arlington, Texas	R. Douglas Orr
May 12, 2008	Executive Vice President,
Chief Financial Officer, Secretary
and Treasurer

INDEX TO EXHIBITS TO PROXY STATEMENT

Exhibit A     Employment Agreement - Stephen O. Coffman

EXHIBIT A

EMPLOYMENT AGREEMENT

     This Employment Agreement (this "Agreement") entered into as of the 19th day of March, 2008 by and among First Cash Financial Services, Inc., a Delaware corporation (the "Employer"), Steve Coffman ("Employee").

     WHEREAS, Employer desires to employ Employee and Employee desires to accept such employment, on such terms and conditions as hereinafter set forth below.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.     Employment. Employer hereby employs Employee and Employee hereby accepts employment with Employer upon the terms and conditions hereinafter set forth. Employee agrees that this Agreement shall inure to the benefit of Employer's successor(s).

          2.     Duties. Employee will serve Employer as Chief Operations Officer of Employer and perform such other duties as may from time to time be assigned or delegated to Employee by the Chief Executive Officer of Employer and will faithfully and diligently perform such services and functions. Employee will during the term of this Agreement (or any extension thereof) devote his time, attention, skills and best efforts as a full time employee to the promotion of the business of Employer. Unless expressly authorized by Employer in writing signed by both the Chief Executive Officer and the Chairman of the Board, Employee shall not act or serve as an officer, director, consultant, independent contractor, employee, shareholder, partner, member, lender, agent, associate, owner or principal of any other business entity during the term of this Agreement.

          3.     Term. The term of this Agreement will be for a period commencing on March 19, 2008 and ending on March 18, 2011 unless earlier terminated by either party pursuant to the terms hereof ("Term"). The Term of this Agreement may be extended from time to time by written agreement of the parties.

          4.     Compensation. As compensation for the services rendered to Employer under this Agreement, Employee will be entitled to receive the following:

          (a)     Base Salary. Commencing on the date hereof and continuing throughout the Term, Employee will be paid a minimum annual base salary of three hundred fifty thousand dollars ($350,000), payable no less frequently than semi-monthly, in arrears or as otherwise agreed to by the parties (the "Base Salary").

          (b)     Bonus. During the term, in addition to his Base Salary, at the discretion of the Board of Directors of Employer (the "Board"), Employee may also receive, but shall not be entitled to receive, an annual bonus based on the achievement of performance criteria established by the Board.

          (c)     Business Expenses. During the Term, upon submission of a detailed statement and reasonable documentation, Employer will reimburse Employee in the same manner as other employees for all reasonable, necessary and appropriate out-of-pocket travel and other expenses incurred by Employee in rendering services required under this Agreement.

          (d)      Benefits. During the Term, Employee shall be entitled to participate in all insurance and other benefits as are now, or hereafter may be, established by Employer for the benefit of all employees of Employer, subject, however, to the provisions of the various benefit plans and programs in effect from time to time.

          (e)     Vacation. During the Term, Employee shall be entitled to accrued vacation at the rate of three (3) weeks per calendar year during the Term. Such vacation must be used by the Employee during the year in which it is earned; thus, the Employee may not carry forward to the following year any unused vacation. Such unused vacation shall be forfeited if not used in the year in which it is earned.

          (f)     Automobile. During the Term, Employer will provide Employee with a $10,000 annual automobile allowance.

          (g)     Subscriptions and Dues. Subject to the approval of Employer, during the Term, Employer will reimburse Employee for reasonable professional dues and subscriptions necessary or beneficial to Employee in the performance of his duties hereunder.

          (h)     Industry Training and Conferences. Subject to the approval of Employer, during the Term, Employer will reimburse Employee for the reasonable cost of occasional industry training or participation at industry conferences or conventions.

          (i)     Equipment. During the Term, Employee shall be provided with the use of such computers and communication devises as are necessary for the performance of his duties hereunder.

          5.     Noncompetition. (a)     Employer is engaged in the pre-owned, "buy-here, pay-here" automotive retail and finance business, the pawn business, money services, the check cashing business, and the short term loan business. The businesses require the use of specialized and confidential information, knowledge, systems, and procedures, which are also unique to Employer's business model. There exists substantial value in this business model, the information, knowledge, systems and procedures, the employee and customer relationships, trade secrets and other tangible and intangible assets of Employer. The value to the Employer of all of these assets could be seriously compromised if Employee were not reasonably restrained following the effective date of this Agreement by restrictive covenants designed to reasonably protect the Employer's substantial and legitimate business interests. For these reasons, Employee unconditionally agrees that he will not engage in the Prohibited Activities during his employment with Employer. In addition, Employee unconditionally agrees that he will not engage in the Prohibited Activities in the Geographical Area for the Duration, as specified below:

          (1)     Prohibited Activities. Prohibited Activities include:

                (A)      Recruitment. Recruitment includes entry into any agreement with or directly or indirectly soliciting employees or representatives of Employer, its successor(s), their parents or any of their subsidiaries or affiliates for the purpose of causing them to leave Employer (or its successor(s)) or any of their parents, subsidiaries or affiliates to take employment with Employee or any other person or business entity. As used herein, the term "subsidiary" shall mean any corporation for which fifty percent (50%) or more of its capital stock is owned directly or indirectly by Employer, its successor(s) or their parents, subsidiaries or affiliates.

                (B)      Competition. Competition includes, directly or indirectly: (i) competing in the pre-owned "buy-here, pay-here" automotive retail or finance business, the pawn business and/or the short term loan business (each a "Competitive Business") within the Geographical Area; (ii) owning or applying for a license or permit in the Geographical Area for use in a Competitive Business; (iii) acting as an officer, director, consultant, independent contractor, employee, shareholder, partner, lender, agent, associate, owner or principal of any entity engaged in a Competitive Business within the Geographical Area; (iv) participating directly or indirectly in the ownership, management, operation or control of any Competitive Business within the Geographical Area; (v) owning, managing, operating, controlling or working for a Competitive Business within the Geographical Area; (vi) participating in the ownership, management, or control of a Competitive Business within the Geographical Area; and (vii) loaning money to a Competitive Business within the Geographical Area. Notwithstanding anything to the contrary stated herein, Employee shall not be prohibited from owning less than one per cent (1%) of any publicly traded company.

                (C)     Solicitation. Solicitation includes soliciting customers or potential customers of Employer (or its successor(s)) or their respective, parents, subsidiaries or affiliates within the Geographical Area in connection with a Competitive Business.

                (D)     Disclosure of Confidential Information or Materials. Employee agrees not to use for his own benefit or disclose any Confidential Information or Confidential Materials relating to Employer (or its successor(s)) or any other information of the Employer that Employee has obtained or learned while acting as an employee of Employer (or its successor(s)) except as required in connection with the performance of services to or on behalf of Employer. "Confidential Information" includes, without limitation, nonpublic information that Employer designates as being confidential or which, under the circumstances disclosure should be treated as confidential. "Confidential Information" also includes, again without limitation, all financial information and projections of Employer, all engineering programs, all customized and other computer programs, all information relating to the marketing of any product of Employer, the business practices of Employer, names and lists of customers of Employer, customer cards, names of vendors and suppliers of Employer, any cost and production information relating to Employer and information received from others that Employer is obligated to treat as confidential. In addition, "Confidential Information" shall include any information concerning the businesses and affairs of the Employer that is not generally available to the public. "Confidential Materials" shall mean all tangible or written materials containing Confidential Information, including, without limitation, any and all financial statements and all written or printed documents furnished to Employee by Employer (or its successor(s)) or any of their officers or employees. Employee shall take all reasonable security precautions to keep confidential the Confidential Information. Employee agrees that "Confidential Information" and "Confidential Materials" includes all information and materials owned by the Employer, and that such information and materials are now owned by Employer. Upon the termination of Employee's employment with Employer for any reason, Employee shall return to Employer all originals, reproductions and summaries of Confidential Information and/or Confidential Materials. All Confidential Information and Confidential Materials are and shall remain the property of Employer. By disclosing information to Employee, neither Employer nor its successor(s) grant or have granted any express or implied right to Employee to or under copyrights or trademarks or to trade secret information of Employer (or its successor(s)).

          (2)     Geographical Area. Geographical Area includes the States of Arizona, Arkansas, California, Colorado, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nevada, Oklahoma, Oregon, South Carolina, Tennessee, and Texas, Virginia, Washington, and Washington D.C. In addition, the Geographical Area shall include Mexico. Employee agrees that the Geographical Area is reasonable, for among other reasons, Employer (and its successor(s)) either has engaged in or intends to engage in marketing and business operations in the various states located in the Geographical Area. In regard to Mexico, it is presently contemplated by Employer and Employee that the Employer may achieve business operations in every state in Mexico before the expiration of the Term of this Agreement.

          (3)     Duration. Duration shall be five (5) years following the expiration of the Term of this Agreement.

     (b)     To induce Employer to enter into this Agreement, Employee unconditionally represents and warrants to Employee that the restrictions in the foregoing provision are reasonable and that such provision is necessary to protect the good will and business interests of Employer, its successor(s) and their respective parents, subsidiaries and affiliates. Employee acknowledges that Employer is entering into this Agreement in reliance upon the foregoing representation and warranty of the Employee.

     (c)      In the event of the breach by Employee of any of the covenants contained in this Section 5, it is understood that damages may be difficult or impossible to ascertain and Employer (or its successor(s)) and their parents, subsidiaries and affiliates may seek injunctive relief, in accordance with the provisions below, in addition to any other relief which Employer (or its successor(s)) and their parents, subsidiaries and affiliates have under law, this Agreement or any other agreement in connection therewith. In connection with the bringing of any legal or equitable action for the enforcement of this Agreement, Employer, its successor(s), their parents and any of their subsidiaries and affiliates shall be entitled to recover, whether they seek equitable relief, and regardless of what relief is afforded, such reasonable attorney's fees and expenses as Employer, its successor(s), their parents or any of their subsidiaries or affiliates may incur in prosecution of Employer's claim for breach hereof.

     (d)     The existence of any claim or cause of action of Employee against Employer (or its successor(s)), whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Employer (or successor(s) and third party beneficiaries hereunder) of the covenants and agreements of Employee contained in this Section 5. Employee unconditionally agrees to defend, indemnify and hold harmless Employer (and its successor(s) and third party beneficiaries hereunder) of and from all losses, damages, costs and expenses arising out of or attributable to the breach by Employee of this Section 5.

     (e)      Should any provision of this Section 5 be determined by a court or arbitration tribunal to be unreasonable and/or unenforceable, such provisions shall be reformed by said court or arbitration tribunal so as to afford Employer the maximum protection deemed reasonable and enforceable under the law.

          6.     Termination. This Agreement (except the provisions of Section 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15) and the employment relationship created hereby will terminate upon the occurrence of any of the following events:

          (a)     The death of Employee;

          (b)     The "Disability" (as hereinafter defined) of Employee;

          (c)     Termination for "Just Cause" (as hereinafter defined);

          (d)     The voluntary termination of employment by Employee; or

          (e)     The expiration of the Term.

     Termination for any of the foregoing reasons shall relieve Employer of any further financial obligations under this Agreement, except for payment owed for earned and accrued Compensation and Vacation.

     For purposes of Section 6(b), "Disability" of Employee means disability of such a nature and degree that Employee is unable in the reasonable determination of the Board of Directors of Employer to perform his normal duties hereunder by reason of any medically determinable physical or mental impairment which has lasted or can be expected to last for a continuous period of not less than six (6) months.

     For purposes of Section 6(c), "Just Cause" means (i) Employee has materially failed to substantially or satisfactorily perform his duties, (ii) Employee has failed to materially comply with the reasonable directives or policies of the Board, (iii) Employee has failed to comply with any of the material terms of this Agreement, or (vi) Employee dishonesty or Employee's criminal conviction by any state or federal court of any illegal act (other than non-felony traffic violations or minor misdemeanors). In the event Employer determines that Just Cause exists for the termination of the Employee's employment, Employer shall provide in writing (the "Notice of Just Cause") and the basis for that determination. Employee shall have the right to object to any Notice of Just Cause, by furnishing Employer within ten days of receipt by Employee of the Notice of Just Cause, written notice specifying the reasons Employee contends that Just Cause does not exist (the "Notice of Intent to Join Issue over Just Cause"). The failure of Employee to timely furnish the Employer with a Notice of Intent to Join Issue over Just Cause shall serve to conclusively establish Just Cause hereunder, and the right of Employer to terminate the Executive's employment for Just Cause. Within 30 days following its receipt of a timely Notice of Intent to Join Issue Over Just Cause, the Employer must either rescind the Notice of Just Cause, or file a request for mediation, and if necessary arbitration, under sections 9 and 10, respectively, herein, to determine whether Employer is entitled to terminate Employee's employment for Just Cause. During the pendency of mediation and arbitration proceeding, and until such time as Employee's employment is terminated, Employee shall be entitled to receive Compensation under this Agreement. In the discretion of the Board, however, Employee may be reassigned or suspended with pay, during not only the pendency of the mediation and arbitration proceeding, but during the period from the date the Employer furnishes Employee with a Notice of Just Cause until such date as the notice is rescinded, a determination that Just Cause does not exist is made in the arbitration proceeding or in the event of a determination that Just Cause does exist in the arbitration proceeding, the effective date of the termination of Employee's employment for Just Cause. In the event that Employer determines that Just Cause exists under subpart (iv) of the definition of Just Cause, for the termination of the Employee's employment, it shall be entitled to immediately terminate Employee's employment without providing a Notice of Just Cause or any opportunity to contest that determination. In which event, Employee's employment for Just Cause shall be effective immediately upon the Executive's receipt of Employer's written notice of that termination and the Just Cause therefore. Nothing contained in this provision shall abridge the absolute right of Employer to terminate the employment of Employee for any or no reason, including without limitation other reasons contemplated by this Agreement.

     This Agreement and the employment relationship may also be terminated at the convenience of Employer. In which case, and in the case of termination of the Agreement under the provisions of 6(b), Employee's sole remedy shall be severance payments equal to 100 percent (100%) of Employee's initial base salary for one year, as reflected in paragraph 4(a) above, subject to all payroll deductions for state and federal payroll and income taxes, and paid periodically over the next 12 months following termination as if the Employee's employment had not terminated. Should any termination for cause be determined to be wrongful or in breach of this agreement through judicial or arbitration proceedings, such termination shall automatically convert to a termination for convenience, and Employee's sole remedy shall be limited as provided for a termination for convenience in this paragraph. Under no circumstance shall Employee ever recover more from Employer than three hundred, fifty thousand dollars ($350,000.00), less all payroll deductions for state and federal payroll and income taxes, paid periodically over the next 12 months following termination.

          7.     Waiver of Breach. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach by any party.

          8.     Notices. Any notices, consents, demands, requests, approvals and other communications to be given under this Agreement by either party to the other will be deemed to have been duly given if given in writing and personally delivered or within two days if sent by mail, registered or certified, postage prepaid with return receipt requested, as follows:

If to Employer:	First Cash Financial Services, Inc.
690 East Lamar, Suite 400
Arlington, Texas 76011
Attn: Doug Orr

If to Employee:	Steve Coffman
102 Oak Glen Court
Prosper, TX 75078

Notices delivered personally will be deemed communicated as of actual receipt.

          9.      Mediation. All disputes or controversies any nature whatsoever between any of the parties, arising out of or relating to this Agreement and/or their employment relationship, that cannot be settled by good faith negotiation will be submitted to non-binding mediation through the American Arbitration Association. If complete agreement cannot be reached within 15 days of submission to mediation, all remaining issues will be submitted to binding arbitration pursuant to paragraph 10 below.

           10.     Arbitration. THIS AGREEMENT IS SUBJECT TO BINDING ARBITRATION. In the event the parties fail to come to a resolution through mediation of any disputes or controversies of any nature whatsoever, arising from or relating to this Agreement and/or their employment relationship, such dispute or controversy shall be decided by binding arbitration by the American Arbitration Association (AAA) in accordance with its Commercial Rules, then obtaining, except as modified herein. This agreement to arbitrate shall include claims for injunctive relief. The parties agree to execute and be bound by the mutual agreement to arbitrate claims attached hereto as Attachment A. Should Employee timely revoke his signature under section (d) of paragraph 13 of the attachment, this agreement shall be void.

          (a)      Procedure for Injunctive Relief. In the event a party seeks injunctive relief, the claim shall be administratively expedited by the AAA, which shall appoint a single, neutral arbitrator for the limited purpose of deciding such claim. Such arbitrator shall be a qualified member of the State Bar of Texas in good standing, and preferably shall be a retired state or federal district judge. The single arbitrator shall decide the claim for injunctive relief immediately on hearing or receiving the parties' submissions (unless, in the interests of justice, he must rule ex parte); provided, however, that the single arbitrator shall rule on such claims within 24 hours of submission of the claim to the AAA. The single arbitrator's ruling shall not extend beyond 14 calendar days and on application by the claimant, up to an additional 14 days following which, after a hearing on the claim for injunctive relief, a temporary injunction may issue pending the award. Any relief granted under this procedure for injunctive relief shall be specifically enforceable in Tarrant County District Court on an expedited, ex parte basis and shall not be the subject of any evidentiary hearing or further submission by either party, but the court, on application to enforce a temporary order, shall issue such orders as necessary to its enforcement.

          (b)      Procedure after a Claim for Injunctive Relief or where no Claim for Injunctive Relief Is Made. The arbitrator shall be selected as follows: in the event the parties to the arbitration agree on one arbitrator, the arbitration shall be conducted by such arbitrator. In the event the parties to the arbitration do not so agree, each party shall select one independent, qualified arbitrator, and the two arbitrators so selected shall select the third arbitrator. The arbitrator(s) are herein referred to as the "Panel." Employer and Employee shall each have the right to strike any individual arbitrator who shall be employed by or affiliated with a competing organization.

          (c)      Arbitration shall take place at Arlington, Texas, or any other location mutually agreeable to the parties. At the request of either party, arbitration proceedings will be conducted in the utmost confidentiality; in such case all documents, testimony and records shall be received, heard and maintained by the Panel in confidence, available for inspection only by the parties and their respective attorneys and their respective experts, who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in confidence until such information shall become generally known. The Panel shall be able to award any and all relief, including relief of an equitable nature. The award rendered by the Panel may be enforceable in any court having jurisdiction thereof, provided such court is located in the venue prescribed by this Agreement.

          11.     Venue. Venue for any controversy or claim arising out of this Agreement or the employment relationship of the parties shall lie exclusively in Tarrant County, Texas. Employee also irrevocably consents to personal jurisdiction in Texas.

          12.      Third Party Beneficiaries. Employer's subsidiaries, affiliates and successor(s) are all third party beneficiaries of this Agreement. As such, each shall be entitled to enforce this Agreement.

          13.     Entire Agreement. This Agreement is the entire agreement of the parties regarding the employment of Employee, and supersedes all prior agreements and understanding, both written and oral, among the parties, or any of them, with respect to the employment of Employee. This Agreement may be modified only by a writing signed by both parties.

          14.     Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during this Agreement, such provision will be reformed as part of this Agreement to provide the maximum protection possible to Employer, which is legal, valid and enforceable. If such provision cannot be reformed, it will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from.

          15.     Governing Law. This Agreement and the rights and obligations of the parties will be governed by and construed and enforced in accordance with the laws of the State of Texas.

          16.     Captions. The captions in this Agreement are for convenience of reference only and will not limit or otherwise affect any of the terms or provisions hereof.

          17.     Gender and Number. When the context requires, the gender of all words used herein will include the masculine, feminine and neuter and the number of all words will include the singular and plural.

          18.     Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument, but only one of which need be produced.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

EMPLOYER:
FIRST CASH FINANCIAL SERVICES, INC.

By:
Rick L. Wessel, Chief Executive Officer

EMPLOYEE:

STEVE COFFMAN

ATTACHMENT "A"

MUTUAL AGREEMENT TO ARBITRATE

1.  I, Steve Coffman, recognize that differences could arise between First Cash Financial Services, Inc. ("the Company") and me during or following my employment with the Company. I understand and agree that by entering into this Mutual Agreement to Arbitrate ("Agreement"), I gain the benefits of a speedy, impartial dispute-resolution procedure.

2.  I understand that any reference in this Agreement to the Company will be a reference also to all stockholders, directors, officers, employees, parents, subsidiaries and affiliated entities, all benefit plans, the benefit plans' sponsors, fiduciaries, administrators, and all successors and assigns of any of them.

Claims Covered by the Agreement

3.  The Company and I mutually agree to the resolution by arbitration of all claims or controversies ("claims"), whether or not arising out of my employment (or its termination), that the Company may have against me or that I may have against the Company. The claims covered by this Agreement include, but are not limited to, claims under my Employment Agreement, claims for wages or other compensation due; for breach of any contract or covenant (express or implied); tort claims; claims for discrimination including, but not limited to, race, sex, color, religion, national origin, age (state or federal Age Discrimination in Employment Act), marital status, veterans status, sexual preference, medical condition, handicap or disability); claims for benefits (except where an employee benefit or pension plan specifies that its claims procedure shall culminate in an arbitration procedure different from this one); and claims for violation of any federal, state, or other law, statute, regulation, or ordinance, except claims excluded in the following paragraphs.

Claims Not Covered by the Agreement

4.  Claims I may have for workers' compensation or unemployment compensation benefits are not covered by this Agreement.

Arbitration

5.  (a)      Procedure for Injunctive Relief. In the event a party seeks injunctive relief, the claim shall be administratively expedited by the AAA, which shall appoint a single, neutral arbitrator for the limited purpose of deciding such claim. Such arbitrator shall be a qualified member of the State Bar of Texas in good standing, and preferably shall be a retired state or federal district judge. The single arbitrator shall decide the claim for injunctive relief immediately on hearing or receiving the parties' submissions (unless, in the interests of justice, he must rule ex parte); provided, however, that the single arbitrator shall rule on such claims within 24 hours of submission of the claim to the AAA. The single arbitrator's ruling shall not extend beyond 14 calendar days and on application by the claimant, up to an additional 14 days following which, after a hearing on the claim for injunctive relief, a temporary injunction may issue pending the award. Any relief granted under this procedure for injunctive relief shall be specifically enforceable in Tarrant County District Court on an expedited, ex parte basis and shall not be the subject of any evidentiary hearing or further submission by either party, but the court, on application to enforce a temporary order, shall issue such orders as necessary to its enforcement.

     (b)      Procedure after a Claim for Injunctive Relief or where no Claim for Injunctive Relief Is Made. The arbitrator shall be selected as follows: in the event the parties to the arbitration agree on one arbitrator, the arbitration shall be conducted by such arbitrator. In the event the parties to the arbitration do not so agree, each party shall select one independent, qualified arbitrator, and the two arbitrators so selected shall select the third arbitrator. The arbitrator(s) are herein referred to as the "Panel." The Company and I shall each have the right to strike any individual arbitrator who shall be employed by or affiliated with a competing organization.

     (c)      Arbitration shall take place at Arlington, Texas, or any other location mutually agreeable to the parties. At the request of either party, arbitration proceedings will be conducted in the utmost confidentiality; in such case all documents, testimony and records shall be received, heard and maintained by the Panel in confidence, available for inspection only by the parties and their respective attorneys and their respective experts, who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in confidence until such information shall become generally known. The Panel shall be able to award any and all relief, including relief of an equitable nature. The award rendered by the Panel may be enforceable in any court having jurisdiction thereof, provided such court is located in the venue prescribed by this Agreement.

Requirements for Modification or Revocation

6.  This Agreement to arbitrate shall survive the termination of my employment. It can only be revoked or modified by a writing signed by the Company and me, which specifically states a mutual intent to revoke or modify this Agreement.

Sole and Entire Agreement

7.  This is the complete agreement of us on the subject of arbitration of disputes [except for any arbitration agreement in connection with any pension or benefit plan].

This Agreement supersedes any prior or contemporaneous oral or written understanding on the subject.

8.  Neither of us is relying on any representations, oral or written, on the subject of the effect, enforceability or meaning of this Agreement, except as specifically set forth in this Agreement.

Construction

9.  If any provision of this Agreement is found to be void or otherwise unenforceable, in whole or in part, such adjudication shall not affect the validity of the remainder of the Agreement.

Consideration

10.  The promises by the Company and by me to arbitrate differences, rather than litigate them before courts or other bodies, provide consideration for each other. In addition, I have entered into an Employment Agreement as further consideration for entering into this Agreement.

Not an Employment Agreement

11.  This Arbitration Agreement is purely procedural. It does not provide any substantive rights in addition to those provided by applicable law or my Employment Agreement.

Voluntary

12.  I acknowledge that I have carefully read this agreement, that I understand its terms, that all understandings and agreements between the company and me relating to the subjects covered in the agreement are contained in it, and that I have entered into the agreement voluntarily and not in reliance on any promises or representations by the company other than those contained in this agreement itself.

13.  The Age Discrimination in Employment Act protects individuals over 40 years of age from age discrimination. The ADEA contains some special requirements before an employee can give up the right to file a lawsuit in court. The following provisions are designed to comply with those requirements.

     a.   I agree that this Agreement to arbitrate is valuable to me, because it permits a faster resolution of claims that I would receive in court.

     b.  I have been advised to consult an attorney before signing this.

     c.  I have 21 days to consider this Agreement. However, I may sign it sooner if I wish to do so.

     d.  I have 7 days following my signing this Agreement to revoke my signature, and the Agreement will not be legally binding until the 7 day period has gone by.

14.  I FURTHER ACKNOWLEDGE THAT I HAVE BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH MY PRIVATE LEGAL COUNSEL AND HAVE AVAILED MYSELF TO THAT OPPORTUNITY TO THE EXTENT I WISH TO DO SO.

First Cash Financial Services, Inc.	Employee:

By:	By:
Rick L. Wessel, Chief Executive Officer	Steve Coffman

REVOCABLE PROXY
FIRST CASH FINANCIAL SERVICES, INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 19, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST CASH FINANCIAL SERVICES, INC. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BELOW.

The undersigned stockholder of First Cash Financial Services, Inc. (the "Company") hereby appoints Rick L. Wessel and R. Douglas Orr the true and lawful attorneys, agents and proxies of the undersigned with full power of substitution for and in the name of the undersigned, to vote all the shares of Common Stock of First Cash Financial Services, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of First Cash Financial Services, Inc. to be held at the First Cash Financial Services, Inc. corporate offices located at 690 East Lamar Blvd., Suite 400, Arlington, Texas on Thursday, June 19, 2008 at 10:00 a.m., and any and all adjournments thereof, with all of the powers which the undersigned would posses if personally present, for the following purposes. Please indicate for, withhold, against, or abstain with respect to each of the following matters:
For All
1.	Election of Mr. Phillip E. Powell as	For	Withhold	Except
	Director (the Board of Directors recommends a vote FOR)	[ ]	[ ]	[ ]

INSTRUCTION: To withhold authority to
vote for any individual nominee(s), mark
"For All Except" and write that nominee's
Name(s) in the space provided below:

2.	Ratification of the selection of Hein & Associates LLP as
Independent auditors of the Company for the year ending
	December 31, 2008 (the Board of Directors recommends	For	Against	Abstain
	a vote FOR)	[ ]	[ ]	[ ]

3.	Other Matters:
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting including adjournment.

This proxy will be voted for the choice specified; however you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated May 12, 2008 as well as the Annual Report for the fiscal year ended December 31, 2007.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.
DATED:________________	___________________________________________
(Signature)
___________________________________________
(Signature if jointly held)
___________________________________________
(Printed Name)

Please sign exactly as name appears on stock certificate(s). Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign.